Exhibit 10.21

KENEXA CORPORATION

WAIVER BY STOCKHOLDERS AND

AMENDMENT TO PURCHASE AGREEMENTS

WHEREAS, each of the undersigned, other than the Company, is a stockholder (the “Stockholder”) of Kenexa Corporation, a Pennsylvania corporation (the “Company”); and

WHEREAS, in February 2001, pursuant to the Series A Redeemable Participating Preferred Stock and Class C Common Stock Purchase Agreement by and among Wafra Acquisition Fund 14, L.P. and the Company (the “Wafra Purchase Agreement”), the Company closed the sale of shares of Series A Redeemable Participating Preferred Stock (“Series A Preferred Stock”) and shares of Class C Common Stock (“Class C Common Stock”) to Wafra Acquisition Fund 14, L.P. (“Wafra”) for approximately $15.5 million in cash, pursuant to the Series A Redeemable Participating Preferred Stock and Class C Common Stock Purchase Agreement by and among Parthenon Investors, L.P., PCIP Investors and the Company (the “Parthenon Purchase Agreement”) the Company closed the sale of Series A Preferred Stock and Class C Common Stock to Parthenon Investors, L.P. (“Parthenon”) and PCIP Investors (“PCIP”) in exchange for the cancellation and discharge of the Company’s bridge notes held by Parthenon and PCIP in the amount of approximately $10 million plus approximately $858,000 of accrued interest, and pursuant to the Exchange Agreement by and among Parthenon, PCIP and the Company (the “Exchange Agreement”) the Company closed the exchange of certain shares of the Company’s Class B Common Stock (“Class B Common Stock”) for shares of the Company’s Series B Redeemable Participating Preferred Stock (“Series B Preferred Stock”) (the “First Transaction”); and

WHEREAS, the Company’s management has been negotiating with Westbury Equity Partners SBIC, L.P. (“Westbury”) for the sale of 6,000 shares of Series A Preferred Stock and 280,000 shares of Class C Common Stock for approximately $6.0 million (the “Second Transaction”); and

WHEREAS, inasmuch as there are currently fewer than 6,000 shares of Series A Preferred Stock authorized and unissued, in order to provide for at least 6,000 shares of Series A Preferred Stock to be available for issuance in the Second Transaction, the Company would be required to redeem in the aggregate approximately 2,400 shares of Series A Preferred Stock; and

WHEREAS, as contemplated in the First Transaction, Parthenon and PCIP desire to sell, collectively, in the aggregate (i) 5,852.55 shares of their Series A Preferred Stock and (ii) 273,119 shares of their Class C Common Stock on before June 16, 2001, and in connection therewith the management of the Company has negotiated to redeem, pursuant to that certain Redemption Agreement by and among the Company, Parthenon and PCIP (the “Redemption Agreement”), approximately (i) 2,400 shares of Series A Preferred Stock and 111,978.79 shares of Class C Common Stock held by Parthenon and PCIP immediately prior to the closing of the Second Transaction as described in the preceding paragraph (ii) 2,600 shares of Series A Preferred Stock and 121,354.54 shares of Class C Common Stock held by Parthenon and PCIP on or before June 16, 2001; and

WHEREAS, in connection with the Second Transaction, the Company is entering into that certain Series A Redeemable Participating Preferred Stock and Class C Common Stock Purchase Agreement by and among the Company and Westbury Equity Partners SBIC, L.P. (the “Westbury Purchase Agreement”); and

WHEREAS, in connection with the Second Transaction, each of the Stockholders desires to waive certain of their anti-dilution rights and the prohibition on redemption of securities at a time when there are accrued and unpaid dividends on the Series A Preferred Stock and Series B Preferred Stock under the Second Amended Articles of Incorporation of the Company, as amended from time to time (the “Articles”) and amend their respective purchase agreements as agreed to by the Company as set forth below.

NOW, THEREFORE, in consideration for the promises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Waivers and Amendment of Articles:

1.1. Class B Common Stock. Each of the holders of Class B Common Stock hereby waives its rights under Section C.4.4(b) of the Articles to an anti-dilution adjustment pursuant to the issuance of any shares to Westbury in connection with the Westbury Purchase Agreement.

1.2. Class C Common Stock. Each of the holders of Class C Common Stock hereby waives its rights under Section C.5.4(c) of the Articles to an anti-dilution adjustment pursuant to the issuance of any shares to Westbury in connection with the Westbury Purchase Agreement.

1.3. Series A Preferred Stock. Each of the holders of Series A Preferred Stock hereby waives the prohibition of redemption of securities at a time when there are accrued and unpaid dividends on the Series A Preferred Stock and Series B Preferred Stock under Section D.2.2 of the Articles in connection with the redemption of any shares pursuant to the Redemption Agreement.

1.4. Series B Preferred Stock. Each of the holders of Series B Preferred Stock hereby waives the prohibition of redemption of securities at a time when there are accrued and unpaid dividends on the Series A Preferred Stock and Series B Preferred Stock under Section E.2.2 of the Articles in connection with the redemption of any shares pursuant to the Redemption Agreement.

1.5. Stockholders. The Stockholders agree to vote in favor of an amendment to the Articles to allow for the issuance and sale of authorized and unissued shares of Series A Preferred Stock and Class C Common Stock on the same terms no less favorable to the Company than involved in the Westbury Purchase Agreement such that the sale and issuance of such authorized and unissued shares of Series A Preferred Stock and Class C Common Stock will not result in an adjustment according to Sections C.4.4(b) and C.5.4(c) of the Articles and will not be prohibited by Sections D.2.2 and E.2.2 of the Articles by virtue of their being accrued and unpaid dividends on the shares of Series A Preferred Stock and Series B Preferred Stock.

2. Amendment to Purchase Agreements.

2.1. Wafra and the Company agree to amend the Wafra Purchase Agreement as follows:

2.1.1. Section 4.1.1. The second sentence in Section 4.1.1 is hereby amended and restated in its entirety as follows: “The Company has heretofore delivered to the Investor a true and complete copy of (a) the Charter and By-laws of the Company and each of its Subsidiaries other than Synex Technologies and Talentpoint UK Limited, (b) the minute books of the Company and each of its Subsidiaries other than Synex Technologies and Talentpoint UK Limited and (c) the stock or other ownership interest ledger of the Company and each of its Subsidiaries other than Synex Technologies and Talentpoint UK Limited, each of which including that of Synex Technologies and Talentpoint UK Limited is accurate and complete through the date hereof.”

2.1.2. Section 4.2.6. A Section 4.2.6 is hereby added to the Wafra Purchase Agreement and states the following: “The purchase and sale of the Purchased Securities pursuant to this Agreement does not contravene applicable federal and state securities laws.”

2.1.3. Section 6.5.2. Section 6.5.2 is hereby amended and restated in its entirety as follows: “If the Company issues to Parthenon Investors, L.P. and PCIP Investors additional shares of Class C Common (“Additional Parthenon/PCIP Shares”) pursuant to the terms of Section 6.5.2 of the Series A Redeemable Participating Preferred Stock and Class C Common Stock Purchase Agreement by and among the Company, Parthenon Investors, L.P. and PCIP Investors dated as of the Initial Closing Date, then the Company shall, at the same time it issues such additional shares of Class C Common to Parthenon Investors, L.P. and PCIP Investors, issue to the Investor, the Investor’s pro rata portion of 13,471 additional shares of Class C Common, with such pro rata portion being calculated by multiplying 13,471 by the quotient equal to the aggregate number of Additional Parthenon/PCIP Shares issued to Parthenon and PCIP divided by 200,000.”

2.2. Parthenon, PCIP and the Company agree to amend the Parthenon Purchase Agreement as follows:

2.2.1. Section 4.1.1. The second sentence in Section 4.1.1 is hereby amended and restated in its entirety as follows: “The Company has heretofore delivered to the Investor a true and complete copy of (a) the Charter and By-laws of the Company and each of its Subsidiaries other than Synex Technologies and Talentpoint UK Limited, (b) the minute books of the Company and each of its Subsidiaries other than Synex Technologies and Talentpoint UK Limited and (c) the stock or other ownership interest ledger of the Company and each of its Subsidiaries other than Synex Technologies and Talentpoint UK Limited, each of which including that of Synex Technologies and Talentpoint UK Limited is accurate and complete through the date hereof.”

2.2.2. Section 4.2.6. A Section 4.2.6 is hereby added to the Parthenon Purchase Agreement and states the following: “The purchase and sale of the Purchased Securities pursuant to this Agreement does not contravene applicable federal and state securities laws.”

2.2.3. Section 6.5.2. Section 6.5.2 is hereby amended and restated in its entirety as follows: “The Company will issue 193,189 shares of Class C Common to Parthenon and 6,811 shares of Class C Common to PCIP for no additional consideration on June 16, 2001, if on or before that date, the Investors individually or jointly have not received a bona fide offer from a third party or the Company to purchase an aggregate of 5,852.55 shares of the Investors’ Series A Preferred for an amount equal to at least an aggregate purchase price of five million eight hundred fifty-two thousand five hundred fifty dollars ($5,852,550), provided however, that the number of additional shares of Class C Common required to be issued to Parthenon and PCIP pursuant to this Section 6.5.2 shall be reduced from the 193,189 and 6,811 share amounts set forth above if the Investors have sold or otherwise disposed of, or have received an offer by a third party or the Company to purchase, any Series A Preferred Stock after the Initial Issuance Date, and such reduced share entitlement shall be calculated as the product of 193,189 and 6,811 shares, respectively, multiplied by the quotient obtained by dividing: (a) the number of Excess Shares held as of June 16, 2001 that are comprised of shares of Series A Preferred Stock that have not previously been the subject of a bona fide offer to purchase in accordance with this Section 6.5.2, by (b) 5,852.55. For purposes of this Section 6.5.2, the “Excess Shares” as of a specified date shall mean all Purchased Securities comprised of Series A Preferred Stock held by Parthenon and PCIP in excess of 5,000 shares on the specified date.

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IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal this 29 day of March, 2001.

KENEXA CORPORATION

By:	/s/ Elliot H. Clark
Name: Elliot H. Clark
Title: COO

PARTHENON INVESTORS, L.P.

By:	/s/ John Rutherford
Name: John Rutherford
Title:

PCIP INVESTORS, a Delaware general partnership

By:	/s/ John Rutherford
Name: John Rutherford
Title:

JMH PARTNERS CORP.

By:	/s/ Tony Brooke
Name:
Title:

SHAD RUN INVESTMENTS, L.P.
By:	Shad Run Investments, Inc., General Partner

By:	/s/ Sara M. Hendrickson
Name: Sara M. Hendrickson
Title: President

WAFRA ACQUISITION FUND 14, L.P.

By:	WAFRA PARTNERS, L.P., its general partner

By:	WAFRA PARTNERS, INC., in its capacity as general partner of Wafra Partners, L.P.

By:	/s/ Peter Petrillo
Name: Peter Petrillo
Title: Senior Vice President

TSG CO-INVESTORS, LLC

By:	/s/ G. Kevin Fechtmeyer
Name: G. Kevin Fechtmeyer
Title: Managing Director

THE SHATTAN GROUP, LLC

By:	/s/ G. Kevin Fechtmeyer
Name: G. Kevin Fechtmeyer
Title: Managing Director

THOMAS S. SHATTAN

/s/ Thomas S. Shattan

GREGORY E. MENDEL

/s/ Gregory E. Mendel

G. KEVIN FECHTMEYER

/s/ G. Kevin Fechtmeyer